Calculation of Filing Fee Tables
S-8
Joby Aviation, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	35,287,937	$ 13.79	$ 486,620,651.23	0.0001381	$ 67,202.31
Total Offering Amounts:						$ 486,620,651.23		$ 67,202.31
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 67,202.31
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant common stock that become issuable under the 2021 Incentive Award Plan (the "2021 Plan"), and the 2021 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant outstanding shares of common stock. (2) Consists of (i) 31,367,055 additional shares of the Registrant common stock that became available for issuance on January 1, 2025 under the 2021 Plan, by operation of an automatic annual increase provision therein, and (ii) 3,920,882 additional shares of the Registrant common stock that became available for issuance on January 1, 2025 under the ESPP, by operation of an automatic annual increase provision therein. (3) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant common stock as reported on the New York Stock Exchange on November 18, 2025, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A